SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported):
December 12, 2001

Alpharma Inc.

(Exact name of registrant as specified in its charter)
Delaware	1-8593	22-2095212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number

One Executive Drive, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(201) 947-7774

Not Applicable

______________________________________________

(Former name or former address, if changed since

last report)

Item 2. Acquisition or Disposition of Assets

On December 12, 2001, Alpharma Inc. acquired, through its wholly owned subsidiary, Oral Pharmaceuticals Acquisition Corp. ("PartnerCo"), all of the capital stock of US Oral Pharmaceuticals Pty Ltd which owns through subsidiaries the generic oral solid dose pharmaceutical businesses ("Oral Pharmaceuticals Business") of FH Faulding & Co Limited ("Faulding") from Mayne Nickless Limited ("Mayne") for US $660 million in cash. Mayne acquired Faulding by means of a takeover bid for all of the outstanding Faulding ordinary shares followed by a compulsory acquisition for shares not tendered in the takeover bid.

Alpharma's acquisition of the Oral Pharmaceuticals Business includes the operations of Purepac Pharmaceuticals and Faulding Laboratories in the United States and a 90% joint venture interest in Foshan Faulding Pharmaceutical in China, and certain other assets used by Faulding in research, development, manufacturing, sales and marketing of generic and proprietary solid dose oral pharmaceuticals in the United States and China.

Alpharma intends to combine the United States portion of the Oral Pharmaceutical Business with its present US generic liquid, cream and ointment pharmaceutical business under a common management, business plan and strategy. The Foshan entity will continue its operations substantially as it existed prior to this transaction as a subsidiary of Alpharma's international generic pharmaceutical business.

The terms of Alpharma's acquisition of the Oral Pharmaceuticals Business from Mayne are included in the Put and Call Option Agreement, attached as an Exhibit to Alpharma's Form 8-K dated July 11, 2001 and incorporated herein by reference.

Alpharma financed the acquisition of the Oral Pharmaceutical Business, refinanced its outstanding bank debt and provided for its reasonably anticipated future working capital requirements through borrowings under a $900 million senior Credit Agreement dated October 5, 2001 between a subsidiary of Alpharma and certain banks, financial institutions and other lender parties and Bank of America, N.A. as Administrative Agent, (the "Credit Agreement") and the sale of $200 million aggregate principal amount of Senior Subordinated Notes issued on December 12, 2001 under a Note Purchase Agreement among Alpharma, certain Alpharma subsidiaries, Banc of America Bridge LLC and CIBC Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  Financial Statements of Acquired Assets and Business

  As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a) (4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 21, 2001.

  (b) Pro Forma Financial Information

  As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7 (b). In accordance with Item 7 (b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 21, 2001.

  Exhibits

2.1 Put and Call Option Agreement, dated July 12, 2001 among Mayne Nickless Limited, Mayne Nickless Health Logistics Pty Limited, Oral Pharmaceuticals Acquisition Corp. and Alpharma Inc. filed as Exhibit 2.1 to the Company's Form 8-K dated July 11, 2001 is incorporated herein by reference.

4.1 Credit Agreement dated October 5, 2001 among Alpharma, certain Alpharma subsidiaries, certain banks, financial institutions and other lender parties and Bank of America, N.A. as Administrative Agent filed as Exhibit 10 to the Company's Form 10-Q dated November 14, 2001 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Jeffrey E. Smith
Jeffrey E. Smith Executive Vice President and Chief Financial Officer

Date: December 21, 2001